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                                  EXHIBIT 99.1
                                  ------------





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FOR IMMEDIATE RELEASE

CONTACT:

BOB ORLANDO
MATHSOFT, INC.
(617) 577-1017, x742


        MATHSOFT RELEASES FISCAL 1997 FOURTH QUARTER AND YEAR-END RESULTS

         CAMBRIDGE, Mass., July 17, 1997 - MathSoft, Inc. (Nasdaq: MATH) today reported a net loss of approximately $1.3 million, or $0.14 per share, for its fiscal fourth quarter ended June 30, 1997. These earnings compare to a net loss of $1.9 million, or $0.21 per share, for the quarter ended March 31, 1997 and net income of approximately $50,000, or $0.01 per share, in the same quarter of the prior fiscal year.

        MathSoft reported net revenues for the quarter ended June 30, 1997 of approximately $4.4 million compared to net revenues of approximately $3.8 million for the quarter ended March 31, 1997 and $5.0 million in the same quarter of the prior fiscal year.

        For the fiscal year ended June 30, 1997, MathSoft reported a net loss of approximately $4.3 million, or $0.49 per share, compared to net income of approximately $1.1 million, or $0.11 per share, for fiscal 1996. MathSoft reported net revenues for fiscal 1997 of approximately $17.7 million compared to $20.8 million for fiscal 1996.

        President and CEO Charles Digate commented, "We made tremendous strides in both product delivery and revenue growth during the June quarter. MathSoft StatServer was announced in April and we are starting to realize revenue from commercial shipments of this product. We began shipping Mathcad 7 in June and it appears to be a solid, major new release. In addition, we introduced S-PLUS 4 for Windows in June and are now shipping the final `pre-release' version to customers. We are very excited about the future prospects of these and other key initiatives."

Founded in 1984, MathSoft is the leading provider of knowledge discovery software for students and technical professionals. It has more than one million users of its Mathcad, StudyWorks, S-PLUS and Axum software worldwide. Users include technical professionals worldwide at more than 90% of the Fortune 1,000 companies and over 500 government installations, and students and faculty at over



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2,000 colleges and universities. MathSoft product information can be obtained via the MathSoft Store located at http://www.mathsoft.com, by phone at 1-800-628-4223, by fax at 617-577-8829 or by mail at 101 Main Street, Cambridge, MA 02142.

The MathSoft logo, Axum, S-PLUS, and Mathcad are registered trademarks and StatServer, MathConnex and StudyWorks! are trademarks of MathSoft, Inc.

Information contained in this document which refers to MathSoft's future financial performance represents management's best estimate at the present time and actual results could differ materially from present estimates. Factors that might cause such a difference include, but are not limited to: the risks associated with distribution channels; the risks associated with international operations; the risks associated with acquisitions; and the ability to enhance current products and to introduce new products. Please refer to the cautionary statements appearing in MathSoft's Annual and Quarterly Reports and prospectus filed with the Securities and Exchange Commission for a discussion of these and other various factors that could cause MathSoft's actual results to differ materially from those discussed in the forward-looking statements.



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                         MATHSOFT, INC. AND SUBSIDIARIES

                                        CONSOLIDATED CONDENSED BALANCE SHEETS

                                                   (IN THOUSANDS)

                                                     (UNAUDITED)


                                                       ASSETS


                                                                   JUNE 30,      MARCH 31,      JUNE 30,
                                                                     1997          1997           1996
                                                                   --------      ---------      --------
CURRENT ASSETS:
   Cash, cash equivalents and short-term investments                $2,802        $3,253        $ 4,954
   Accounts receivables, net                                         2,353         2,331          3,119
   Other receivables                                                   885         1,057            762
   Inventories                                                         344           434            548
   Prepaid expenses                                                    476           434            382
                                                                    ------        ------        -------
        Total current assets                                         6,860         7,509          9,765
                                                                    ------        ------        -------

PROPERTY AND EQUIPMENT, NET                                          1,553         1,624          1,599

OTHER ASSETS:
   Purchased technology, net                                           287           341            504
   Other assets                                                         86            74             31
                                                                    ------        ------        -------

        TOTAL ASSETS                                                $8,786        $9,548        $11,899
                                                                    ======        ======        =======



                                        LIABILITIES AND STOCKHOLDERS' EQUITY


                                                                   JUNE 30,      MARCH 31,      JUNE 30,
                                                                     1997          1997           1996
                                                                   --------      ---------      --------

CURRENT LIABILITIES                                                 $6,403        $5,836        $ 5,077

OTHER LONG-TERM LIABILITIES                                            215           230             63

STOCKHOLDERS' EQUITY                                                 2,168         3,482          6,759
                                                                    ------        ------        -------

        TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY                  $8,786        $9,548        $11,899
                                                                    ======        ======        =======

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                         MATHSOFT, INC. AND SUBSIDIARIES

                                   CONSOLIDATED CONDENSED STATEMENTS OF OPERATIONS

                                        (IN THOUSANDS, EXCEPT PER SHARE DATA)

                                                     (UNAUDITED)

                                                            THREE MONTHS ENDED                    TWELVE MONTHS ENDED
                                                  JUNE 30,       MARCH 31,       JUNE 30,               JUNE 30,
                                                    1997            1997           1996          1997             1996
                                                  --------       ---------       --------       -------         -------
REVENUES:
   Software licenses                              $ 3,670         $ 3,244         $4,420        $15,179         $18,156
   Services and other                                 688             598            621          2,499           2,610
                                                  -------         -------         ------        -------         -------
        Total revenues                              4,358           3,842          5,041         17,678          20,766
                                                  -------         -------         ------        -------         -------

COST OF REVENUES:
   Software licenses                                  738             808            823          3,124           3,062
   Services and other                                 226             192            231            822             938
                                                  -------         -------         ------        -------         -------
        Total cost of revenues                        964           1,000          1,054          3,946           4,000
                                                  -------         -------         ------        -------         -------
        Gross profit                                3,394           2,842          3,987         13,732          16,766
                                                  -------         -------         ------        -------         -------

OPERATING EXPENSES:
   Sales and marketing                              2,652           2,592          2,461         10,251           9,719
   Research and development                         1,329           1,435            926          5,143           3,659
   General and administrative                         715             776            588          2,732           2,455
                                                  -------         -------         ------        -------         -------
        Total operating expenses                    4,696           4,803          3,975         18,126          15,833
                                                  -------         -------         ------        -------         -------

        INCOME (LOSS) FROM OPERATIONS              (1,302)         (1,961)            12         (4,394)            933

INTEREST INCOME , NET                                  14              45             54            139             192
                                                  -------         -------         ------        -------         -------
        INCOME (LOSS) BEFORE PROVISION
            FOR INCOME TAXES                       (1,288)         (1,916)            66         (4,255)          1,125

PROVISION FOR INCOME TAXES                             16              13             16             45              49
                                                  -------         -------         ------        -------         -------
        NET INCOME (LOSS)                         $(1,304)        $(1,929)        $   50        $(4,300)        $ 1,076
                                                  =======         =======         ======        =======         =======

NET INCOME (LOSS) PER COMMON AND
   COMMON EQUIVALENT SHARE                        $ (0.14)        $ (0.21)        $ 0.01        $ (0.49)        $  0.11
                                                  =======         =======         ======        =======         =======

WEIGHTED AVERAGE NUMBER OF COMMON
   AND COMMON EQUIVALENT SHARES
   OUTSTANDING                                      9,006           8,977          9,745          8,841           9,542
                                                  =======         =======         ======        =======         =======